UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

AFP Imaging Corporation
(Exact name of registrant as specified in its charter)

New York	0-10832	13-2956272
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Clearbrook Road
Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 592-6100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2007, the Registrant entered into subscription agreements with investors pursuant to which the investors have agreed to purchase 5,500,000 shares of the Registrant’s common stock for an aggregate purchase price of approximately $8,000,000 (“Stock Sale”). Closing of the Stock Sale is conditioned upon the completion of the acquisition by the Registrant of Quantitative Radiology, srl., an Italian company (“QR”), on or before May 31, 2007. Proceeds from the Stock Sale are anticipated to be utilized to partially fund the acquisition of QR. The Registrant is currently negotiating to finalize the remaining financing necessary to fund the QR acquisition.

The press release announcing the Stock Sale is annexed to this Current Report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release issued by AFP Imaging Corporation on March 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFP IMAGING CORPORATION
(Registrant)

Date: March 14, 2007	By:	/s/ Elise Nissen
Chief Financial Officer